Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Group, Inc. (the “Company”), and John W. Alderfer, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that to my knowledge

     (1)  the Company’s Quarterly Report of Form 10-QSB/A for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael V. Shustek
Dated: November 3, 2003
Michael V. Shustek
Chief Executive Officer of
Vestin Group, Inc.

/s/ John W. Alderfer
Dated: November 3, 2003
John W. Alderfer
Chief Financial Officer of
Vestin Group, Inc.